Hart & Trinen
                             1624 Washington Street
                                Denver, CO 80203
                                 (303) 839-0061
                              (303) 839-5414 (FAX)


                                January 22, l998



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

         Re:  SIMS Communications, Inc.

         Attached is Schedule 14A and related preliminary proxy statement for SIMS Communications, Inc. The Company intends to mail the Proxy Statement to its security holders on or about February 4, 1998.

         If you should have any questions concerning the enclosed proxy statement please do not hesitate to contact the undersigned.


                                  Very truly yours,

                                  HART & TRINEN


                                 William T. Hart

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               SIMS COMMUNICATIONS, INC.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:



    2) Aggregate number of securities to which transaction applies:



    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



    4) Proposed maximum aggregate value of transaction:



    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                           1) Amount Previously Paid:



    2)   Form, Schedule or Registration No.:



    3)   Filing Party:



    4)   Date Filed:

                                                                     Preliminary
                                                                           Proxy
                                                                     Information

                            SIMS COMMUNICATION, INC.
                            17821 Skypark Circle, #G
                                Irvine, CA 92614
                                 (714) 724-9094
                                 (714) 261-0323

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of the Stockholders of Sims Communications, Inc. (the "Company") will be held at 17821 Skypark Circle, Unit G, Irvine, CA, on February , 1998, at 9:00 a.m., local time, to consider and act upon the following:

1. A proposal to reverse split the outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock will be automatically converted into 0.10 share of common stock. The Company will not issue any fractional shares as a result of the reverse stock split to any shareholders owning (prior to the reverse stock split) less than ten shares. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

    Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on February , 1998, will be entitled to vote on the matters to be considered at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT.

Irvine, California, February  , 1998

                                       By Order of the Board of Directors




                                       Secretary

                            SIMS COMMUNICATION, INC.
                            17821 Skypark Circle, #G
                                Irvine, CA 92614
                                 (714) 724-9094
                              (714) 261-0323 (fax)

                                 PROXY STATEMENT

                                   IN GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sims Communications, Inc. (the "Company") to be used at a Special Meeting of Stockholders to be held at 17821 Skypark Circle, Unit G Irvine, CA, on February , 1998, at a.m. local time to consider and act upon the following:

         1. A proposal to reverse split the outstanding shares of the Company's common stock such that each ten shares of the Company's issued and outstanding common stock will be automatically converted into one share of ommon stock.

         The shares covered by the enclosed proxy, if such is properly executed and received prior to the meeting, will be voted for the proposals to be considered at the meeting. A proxy may be revoked at any time before it is exercised by giving written notice to the Company, and stockholders may vote their shares if they attend the meeting in person even if they have executed and returned a proxy. Distribution of this Proxy Statement commenced on or about , 1998.

         Management of the Company does not intend to present and does not have reason to believe that others will present any others items of business at the Special Meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

         The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with soliciation of proxies will be paid by the Company including any additional soliciation made by letter, telephone or facsimile.

                          PROPOSED REVERSE STOCK SPLIT

         The Company's common stock is traded on the NASDAQ SmallCap Market. NASDAQ requires a minimum bid price of $1.00 for common stock traded on the SmallCap Market. However, as of January 22, 1998 the bid price of the Company's common stock was $0.30 per share. In order to increase the bid price of the Company's common stock to the level required by NASDAQ, the Company's board of directors has adopted a proposal, subject to shareholder approval, to reverse split each outstanding share of the Company's common stock such that each issued and outstanding share would be automatically converted to one share of common stock.

        As of the date of this proxy statement, the Company estimates that it has approximately 800 shareholders, which amount includes shares held by central securities depositories and brokerage firms which typically hold securities as nominees for their customers.

         The proposal to reverse split the Company's common stock, if adopted, would cause any shareholder that owned less than 10 shares (prior to the reverse split) to own less than one share. Since the Company will not issue any fractional shares of common stock, any shareholder owning less than one full share after the reverse stock split would be paid in cash for his or her fractional shares. If the proposed reverse stock split is adopted, and based upon the bid price of the Company's common stock at January 22, 1998, the Company estimates that it would pay $0.03 for each 0.10 of a post split share (to be proportionately adjusted for other fractions).

         The effect of the reverse stock split would be to eliminate approximately 50 shareholders (owning approximately 400 shares) at an estimated cost of approximately $120. The Company feels this cost is justified since the cost of printing and mailing a proxy statement and annual report to each shareholder is approximately $4.50.

         The Company would still have approximately 800 shareholders after the reverse stock split and would continue to be registered under Section 12(g) of the Securities Act of 1933.

         The Company does not feel that the elimination of approximately 50 shareholders of record will have any adverse impact on the market for its shares of common stock since the value of the shares held by shareholders owning less than 10 shares is so small that the sale of such shares (after taking into account brokerage commissions and stock transfer fees) would not be practical.

         Shareholders should note that a 10 for 1 reverse split of the Company's common stock will not guarantee that the bid price of the Company's common stock, after the reverse split, will be higher than the present bid price. In addition, shareholders who will own less than 100 shares of the Company's common stock after the reverse stock split may incur higher brokerage costs if they sell their shares.

         For shareholders owning ten or more shares, any fractional shares resulting from the reverse stock split will be rounded to the nearest whole share.

                                  VOTE REQUIRED

         As of February , 1998, there were 11,910,922 outstanding shares of the Company's common stock, with each share entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting.

         The adoption of the proposal to reverse split the Company's outstanding common stock will require the approval by the holders owning a majority of the Company's issued and outstanding common stock. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

         The Company's officers and directors, who collectively own _shares of the Company's common stock intend to vote their shares in favor of the proposal to reverse split the outstanding shares of the Company's common stock.

                           PRINCIPAL SECURITY HOLDERS

         The following table sets forth the shareholdings of the Company's officers and directors, and those persons who own more than 5% of the Company's common stock, its only class of outstanding equity securities, as of February , 1998. Unless otherwise indicated, the share ownership reflected below represents both record and beneficial ownership.

   Name and
   Address of                                                    Percent
Beneficial Owner                            Shares Owned         of Class

Mark Bennett                                   166,580              1.4%
1967 Vista Caudal
Newport Beach, CA 92660

Michael  Malet                               166,580                1.4%
28 Oakdale
Irvine, CA 92604

Bruce S. Schames                               3,825                  *
3333 S. Congress Ave.
Suite 401
Delray Beach, FL 33445

Chet Howard                                    --                     --
8954 Canary Ave.
Fountain Valley, CA 92708

George Pursglove                               --                     --
9380 N.W. 39 Court
Coral Springs, FL 33065

Officers and Directors as a
  Group (5 persons)                           386,985                3.2%

* Less than 1%

                   AVAILABLITY OF ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the year ending June 30, 1997 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary to the Company at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal which may properly be included in the proxy solicitation material for the 1998 annual meeting of shareholders must be received by the Secretary of the Company no later than , 1998.

Sims Communications, Inc.
                                      PROXY
               This Proxy is Solicited by the Board of Directors



         The undersigned stockholder of Sims Communications, Inc., acknowledged receipt of the Notice of the Special Meeting of Stockholders, to be held February , 1998, at a.m., local time, at 17821 Skypark Circle #G Irvine, CA, and hereby appoints Mark Bennett or Michael Malet, or either of them, each with the power of subsitution, as Attorneys and Proxies to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

         1. To reverse split the outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock will be automatically converted into 0.10 share of common stock. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

            FOR           AGAINST         ABSTAIN

         In their discretion, upon such other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiducaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.



Dated this day of      , 1998


Signature                              Signature